Exhibit 99.1

NEWS RELEASE

Contacts:	Steven J. Janusek
Executive Vice President & CFO
sjanusek@reddyice.com
800-683-4423

REDDY ICE REPORTS THIRD QUARTER

AND NINE MONTHS 2008 RESULTS

Non-cash Goodwill Impairment Charge of $149.7 Million Recorded

NOVEMBER 6, 2008 - DALLAS, TEXAS - Reddy Ice Holdings, Inc. (NYSE: FRZ) today reported financial results for the third quarter and nine months ended September 30, 2008.

Revenues for the third quarter of 2008 were $125.6 million, compared to $125.7 million in the same quarter of 2007.  The Company’s net loss was $113.0 million in the third quarter of 2008, compared to net income of $16.6 million in the same period of 2007.  Net loss per share was $5.13 in the third quarter of 2008 compared to diluted net income per share of $0.75 in 2007.  Included in the results for the third quarter of 2008 are $6.1 million of costs related to the ongoing antitrust investigations and related litigation and a non-cash charge of $149.9 million related to the impairment of assets.  The non-cash asset impairment charge is comprised primarily of $149.7 million reduction in the value of the Company’s goodwill. As a result of the decline in the Company’s stock price during the three months ended September 30, 2008, the Company’s total stockholders’ equity exceeded its equity market capitalization as of September 30, 2008 and, as a result, the Company was required to perform a goodwill impairment assessment as of September 30, 2008 in accordance with generally accepted accounting principles.  The applicable accounting principles require that the Company only consider its current stock price and does not permit the incorporation of management’s long-range forecasts into the impairment assessment.  Based on this evaluation of the Company’s current stock price and the estimated amount by which the current fair value of the Company’s fixed assets and intangible assets exceeds their book value, the Company concluded that its goodwill was impaired.

Adjusted EBITDA from continuing operations was $41.7 million in the third quarter of 2008 versus $43.5 million in 2007.  Available Cash for the third quarter of 2008 was $37.7 million compared to $28.3 million in 2007.  A discussion regarding the presentation of Adjusted EBITDA and Available Cash in this press release, including reconciliations of Adjusted EBITDA to EBITDA and net income (loss) and the calculation of Available Cash, is set forth below in the section titled, “SUPPLEMENTAL DISCLOSURE REGARDING NON-GAAP FINANCIAL INFORMATION.”

“Our revenues and Adjusted EBITDA for the third quarter were in line with our revised expectations.  Our results benefited from increased volume sales related to severe weather conditions in certain parts of the country and improved pricing related to the energy surcharge implemented at the beginning of the quarter.  However, we continued to be negatively impacted by broader economic conditions, with lower volume for our product in certain distribution channels, and higher commodity costs,” commented Gilbert M. Cassagne, the Company’s Chief Executive Officer.  “We are continuing to work through our strategic review of the business and are encouraged about a number of potential opportunities which could have a positive impact on our performance.”

Revenues in the first nine months of 2008 were $271.4 million, compared to $274.8 million in 2007.  The Company’s net loss was $110.6 million in the first nine months of 2008, compared to net income of $17.0 million in 2007.  Net loss per share was $5.03 in the first nine months of 2008, compared to diluted net income of $0.77 in the same period of 2007.  Included in the results for the first nine months of 2008 are a gain of $17.0 million related to the termination of the merger agreement between the Company and affiliates of GSO Capital Partners LP (“GSO”) on January 31, 2008, a gain of $1.0 million related to the settlement of a property insurance claim, $11.9 million of costs related to the ongoing antitrust investigations and related litigation, $0.9 million of costs related to the GSO transaction and the related stockholder litigation and a non-cash charge of $149.9 million related to the impairment of assets in the third quarter, as described above.  Adjusted EBITDA from continuing operations was $66.5 million in the first nine months of 2008 versus $75.8 million in 2007. Available Cash for the first nine months of 2008 was $52.8 million compared to $42.6 million in the first nine months of 2007.

One acquisition was completed during the third quarter of 2008 at a total cost of $0.2 million, bringing the year-to-date total to seven.  These seven acquisitions had an aggregate acquisition cost of approximately $4.0 million.  Annual revenues and Adjusted EBITDA associated with these acquisitions are approximately $2.8 million and $0.8 million, respectively.  In addition, on October 28, 2008, the Company completed the acquisition of a leased facility for a cost of approximately $0.4 million.  The Company will continue to evaluate acquisition opportunities as part of its ongoing acquisition strategy.

OUTLOOK

The following statements are based on current expectations.  These statements are forward-looking, and actual results may differ materially.  These statements do not include the potential impact of any mergers, acquisitions or other business combination, or divestitures that may be completed after November 6, 2008.  The projections for 2008 include the effects of the acquisitions completed through the date of this press release, as well as the gain and costs recognized through September 30, 2008 related to the GSO transaction and related stockholder litigation and the ongoing antitrust investigations and related litigation.  The projections for 2008 do not include any costs in connection with the stockholder litigation related to the GSO transaction or the ongoing antitrust investigations and related litigation other than actual costs incurred through September 30, 2008, although these costs are expected to be ongoing and could be significant.

Management affirms its previously issued revenue and Adjusted EBITDA guidance for 2008. Revenues in 2008 are expected to range between $330 million and $340 million and net loss is expected to range from $113.9 million to $117.7 million.  Net loss per share is expected to be in the range of $5.17 to $5.34.  Adjusted EBITDA for 2008 is expected to be in the range of $70 million to $75 million.  Available Cash, as defined in the Company’s credit agreement, is expected to range from $47.6 million to $56.3 million in 2008, with Available Cash per share ranging from $2.16 to $2.56.  Capital expenditures for the full year 2008 are expected to range between $17 million and $19 million and dispositions to total $2 million to $4 million, for net capital expenditures of $13 million to $17 million. Capital expenditures, net of the reinvested proceeds from the sale of our non-ice operations and other dispositions, for purposes of calculating Available Cash under our credit agreement, is expected to range from $0.8 million to $3.0 million in 2008.

CONFERENCE CALL

The Company has scheduled a conference call for today, Thursday, November 6, 2008 at 10:00 a.m. Eastern time.  To participate, dial 866-550-6338 ten minutes prior to the start time, referencing confirmation code 6423026 or the Reddy Ice conference call.  A telephonic replay will be available through November 13, 2008 and may be accessed by calling 888-203-1112 and using the confirmation code above.  A live webcast and archived replay of the conference call can also be accessed on the Company’s website at www.reddyice.com.

ABOUT REDDY ICE

Reddy Ice Holdings, Inc. is the largest manufacturer and distributor of packaged ice in the United States. With over 2,000 year-round employees, the Company sells its products primarily under the widely known Reddy Ice® brand to approximately 82,000 locations in 31 states and the District of Columbia.  The Company provides a broad array of product offerings in the marketplace through traditional direct store delivery, warehouse programs and its proprietary technology, The Ice Factory®.  Reddy Ice serves most significant consumer packaged goods channels of distribution, as well as restaurants, special entertainment events, commercial users and the agricultural sector.

This press release contains various “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management’s belief as well as assumptions made by and information currently available to management.   Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct.  Such statements contain certain risks, uncertainty and assumptions. Should one or more of these risks materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expected.

– Financial Tables Follow –

REDDY ICE HOLDINGS, INC. AND SUBSIDIARY

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007
	(in thousands, except per share amounts)

Revenues	$125,646	$125,701	$271,368	$274,750
Cost of sales (excluding depreciation)	72,659	72,015	172,444	169,696
Depreciation expense related to cost of sales	5,223	5,029	15,670	14,798
Gross profit	47,764	48,657	83,254	90,256
Operating expenses	12,213	11,047	35,104	32,324
Depreciation and amortization expense	1,653	1,559	4,950	4,532
Loss on dispositions of assets	62	71	302	329
Impairment of assets	149,905	—	149,905	—
Cost of antitrust investigations and related litigation	6,125	—	11,927	—
Transaction costs related to merger agreement	—	1,982	949	1,982
Gain on property insurance settlement	—	—	(1,036)	—
Income (loss) from operations	(122,194)	33,998	(118,847)	51,089
Interest expense	(7,879)	(8,111)	(23,709)	(23,692)
Interest income	149	175	613	509
Gain on termination of merger agreement	—	—	17,000	—
Income (loss) from continuing operations before income taxes	(129,924)	26,062	(124,943)	27,906
Income tax benefit (expense)	16,934	(10,468)	14,300	(11,830)
Income (loss) from continuing operations	(112,990)	15,594	(110,643)	16,076
Income from discontinued operations, net of tax	—	980	—	911
Net income (loss)	$(112,990)	$16,574	$(110,643)	$16,987

Basic net income (loss) per share:
Income (loss) from continuing operations	$(5.13)	$0.72	$(5.03)	$0.74
Income from discontinued operations	—	0.04	—	0.04
Net income (loss)	$(5.13)	$0.76	$(5.03)	$0.78
Weighted average common shares outstanding	22,035	21,840	22,012	21,748

Diluted net income (loss) per share:
Income (loss) from continuing operations	$(5.13)	$0.71	$(5.03)	$0.73
Income from discontinued operations	—	0.04	—	0.04
Net income (loss)	$(5.13)	$0.75	$(5.03)	$0.77
Weighted average common shares outstanding	22,035	22,088	22,012	22,031

Cash dividends declared per share	$—	$0.42	$0.84	$1.24

REDDY ICE HOLDINGS, INC. AND SUBSIDIARY

OTHER SUPPLEMENTAL INFORMATION

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007
	(in thousands)

Packaged ice revenues	$123,825	$123,626	$265,263	$267,528
Other ice revenues	1,821	2,075	6,105	7,222
Total revenues	$125,646	$125,701	$271,368	$274,750

REDDY ICE HOLDINGS, INC. AND SUBSIDIARY

CONDENSED CONSOLIDATED BALANCE SHEET DATA

(Unaudited)

	September 30,	December 31,
	2008	2007
	(in thousands)

Cash and cash equivalents and restricted cash	$33,904	$34,445
All other current assets	63,604	43,793
Total assets	472,352	607,560

Accounts payable and accrued expenses	$39,167	$34,665
Dividends payable	—	9,240
Total current and non-current debt (including revolving credit facility)	389,249	378,258
Total stockholders’ equity	13,400	139,982
Total liabilities and stockholders’ equity	472,352	607,560

SUPPLEMENTAL DISCLOSURE REGARDING NON-GAAP FINANCIAL INFORMATION

EBITDA represents the Company’s consolidated net income (loss) before income taxes, interest and depreciation and amortization.  Adjusted EBITDA represents EBITDA as further adjusted to give effect to unusual items, non-cash items, Reddy Ice Holdings, Inc. (“Reddy Holdings”) gains and expenses and other adjustments set forth below, such additional adjustments being required to calculate covenant ratios and compliance under the Company’s credit facility.  EBITDA and Adjusted EBITDA are not presentations made in accordance with generally accepted accounting principles (“GAAP”) and are not measures of financial condition or profitability. EBITDA and Adjusted EBITDA should not be considered in isolation or as a substitute for “net income (loss)”, the most directly comparable GAAP financial measure, as an indicator of operating performance.

By presenting Adjusted EBITDA, the Company intends to provide investors with a better understanding of its core operating results to measure past performance as well as prospects for the future.  The Company evaluates operating performance based on several measures, including Adjusted EBITDA, as the Company believes it is an important measure of the operational strength of its business.  Furthermore, the additional adjustments included in the calculation of Adjusted EBITDA are required to calculate covenant ratios and compliance under the Company’s credit facility, including Reddy Ice Corporation’s ability to pay dividends to Reddy Holdings to fund cash interest payments on its senior discount notes and any dividends paid to its stockholders.

Adjusted EBITDA as we have presented it may not be comparable to similarly titled measures used by other companies.  Adjusted EBITDA is not necessarily a measure of the Company’s ability to fund its cash needs, as it excludes certain financial information when compared to “net income (loss)”.  Users of this financial information should consider the types of events and transactions which are excluded.

As a result of the sale of substantially all of the Company’s non-ice businesses during the third quarter of 2007, the results of operation of those businesses, as well as the gain on their sales, are presented as “discontinued operations” in the accompanying condensed consolidated statements of operations.  Adjusted EBITDA, as defined in the Company’s credit facility, includes the results of operations of discontinued operations through their date of sale.  Adjusted EBITDA associated with discontinued operations is eliminated to calculate pro forma Adjusted EBITDA.  Therefore, in the following reconciliation of net income (loss) to EBITDA and Adjusted EBITDA, the following line items are calculated as the total of continuing and discontinued operations and therefore differ from the amounts set forth in the accompanying condensed consolidated statement of operations:  depreciation expense related to cost of sales, depreciation and amortization expense and income tax (benefit) expense.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007
	(in thousands, unaudited)

Net income (loss)	$(112,990)	$16,574	$(110,643)	$16,987
Depreciation expense related to costs of sales	5,223	5,258	15,670	15,511
Depreciation and amortization expense	1,653	1,627	4,950	4,738
Interest expense	7,879	8,111	23,709	23,692
Interest income	(149)	(175)	(613)	(509)
Income tax (benefit) expense	(16,934)	11,140	(14,300)	12,461
EBITDA	(115,318)	42,535	(81,227)	72,880
Other non-cash charges:
Stock-based compensation expense	949	829	2,667	3,046
Loss on dispositions of assets	62	53	302	311
Gain on property insurance settlement	—	—	(1,036)	—
Gain on sale of discontinued operations	—	(1,400)	—	(1,400)
Impairment of assets	149,905	—	149,905	—
Reddy Holdings items:
Cost of antitrust investigations and related litigation (a)	6,125	—	11,927	—
Transaction costs related to merger agreement (a)	—	1,982	949	1,982
Gain on termination of merger agreement (a)	—	—	(17,000)	—
Adjusted EBITDA	$41,723	$43,999	$66,487	$76,819

(a)   Represents the elimination of (i) the costs incurred in connection with the ongoing antitrust investigations and related litigation, (ii) the costs related to the GSO transaction and the related stockholder litigation and (iii) the gain recognized in connection with the termination of the merger agreement with affiliates of GSO on January 31, 2008.  The gain related to the termination of the merger agreement is excluded from Adjusted EBITDA for purposes of the Company’s credit facility as the proposed acquisition was of Reddy Holdings.  The costs related to GSO merger agreement and the antitrust investigations and related litigation are excluded from the calculation of Adjusted EBITDA as these costs have been or will be paid by Reddy Holdings.  Reddy Holdings is currently paying these costs with the excess cash remaining from the initial public offering of its common stock in August 2005 and the funds paid to Reddy Holdings by affiliates of GSO in February 2008 in connection with the termination of the merger agreement.

The Company’s credit agreement requires that pro forma effect be given to certain items, such as acquisitions and dispositions of businesses and the purchase of leased assets, when calculating Adjusted EBITDA.  The following table sets forth the calculation of pro forma Adjusted EBITDA:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007
	(in thousands, unaudited)

Adjusted EBITDA	$41,723	$43,999	$66,487	$76,819
Disposition adjustments (a)	—	(531)	—	(1,043)
Adjusted EBITDA from continuing operations	41,723	43,468	66,487	75,776
Acquisition adjustments (b)	26	874	85	2,336
Elimination of lease expense (c)	—	15	—	45
Pro forma adjusted EBITDA	$41,749	$44,357	$66,572	$78,157

(a)   Represents the elimination of the historical Adjusted EBITDA associated with discontinued operations.

(b)   Represents the incremental Adjusted EBITDA of acquired businesses as if each acquisition had been consummated on the first day of the period presented.  All acquisitions included herein were consummated on or before September 30, 2008.

(c)   Represents the elimination of historical lease expense resulting from the purchase of certain leased real estate in the fourth quarter of 2007.

Available Cash is a defined term in the Company’s credit agreement and is a key measure in evaluating Reddy Ice Corporation’s ability to pay dividends to Reddy Holdings to fund cash interest payments on its senior discount notes and any dividends to its stockholders.  Available cash for the three and nine month periods ended September 30, 2008 and 2007 is calculated as follows:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007
	(in thousands, unaudited)

Adjusted EBITDA	$41,723	$43,999	$66,487	$76,819
Less:
Cash paid for interest expense, net	3,769	4,298	11,859	12,476
Cash paid for income taxes	293	137	971	152
Capital expenditures, net of applied proceeds from dispositions	—	11,235	800	21,476
Principal repayments of indebtedness	—	40	20	67
Available Cash	$37,661	$28,289	$52,837	$42,648

REDDY ICE HOLDINGS, INC. AND SUBSIDIARY

RECONCILIATION OF PROJECTED NET INCOME TO

PROJECTED ADJUSTED EBITDA AND PROJECTED AVAILABLE CASH

(Unaudited)

	Projected
	Year Ending
	December 31,
	2008	2008
	Lower Range	Upper Range
	(in millions)

Net loss	$(117.7)	$(113.9)
Depreciation expense related to cost of sales	21.1	20.5
Depreciation and amortization expense	6.8	6.4
Interest expense, net	29.8	29.2
Income tax benefit	(19.9)	(16.9)
EBITDA	(79.9)	(74.7)
Other non-cash charges:
Stock-based compensation expense	3.9	3.7
Loss on dispositions of assets	0.3	0.3
Impairment of assets	149.9	149.9
Reddy Holdings items:
Cost of antitrust investigations and related litigation (a)(b)	11.9	11.9
Transaction costs related to merger agreement (a)(b)	0.9	0.9
Gain on termination of merger agreement, net (a)	(17.0)	(17.0)
Adjusted EBITDA	$70.0	$75.0

Cash paid for interest expense, net	(17.2)	(16.4)
Cash paid for income taxes	(2.2)	(1.5)
Capital expenditures, net of applied proceeds from dispositions	(3.0)	(0.8)
Available Cash	$47.6	$56.3

(a)   Represents the elimination of the (i) gain recognized in connection with the termination of the merger agreement with affiliates of GSO on January 31, 2008, (ii) costs related to the GSO transaction and the related stockholder litigation, and (iii) the costs incurred in connection with the ongoing antitrust investigations and related litigation.  The gain related to the termination of the merger agreement is excluded from Adjusted EBITDA for purposes of the Company’s credit facility as the proposed acquisition was of Reddy Holdings.  The costs related to the antitrust investigations and related litigation are excluded from the calculation of Adjusted EBITDA as these costs have been or will be paid by Reddy Holdings.  Reddy Holdings is currently paying these costs with the excess cash remaining from the initial public offering of its common stock in August 2005 and the funds paid to Reddy Holdings by affiliates of GSO in February 2008 in connection with the termination of the merger agreement.

(b)   The projections for 2008 do not include any costs in connection with stockholder litigation related to the GSO transaction or the ongoing antitrust investigations and related litigation other than actual costs incurred through September 30, 2008, although these costs are expected to be ongoing and could be significant.